Exhibit (d)(4)

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of December 1, 2020 (this “Amendment”), by and among THL A21 Limited, a business company with limited liability organized under the laws of the British Virgin Islands (“THL”), TitanSupernova Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned Subsidiary of THL (“Parent”), Sogou Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), and Tencent Mobility Limited, a company incorporated under the laws of Hong Kong.

WHEREAS, the parties hereto entered into that certain Agreement and Plan of Merger, dated as of September 29, 2020 (the “Original Agreement”);

WHEREAS, the parties hereto desire to amend Section 8.02(a) of the Original Agreement so as to extend the “Termination Date” to July 31, 2021;

WHEREAS, Section 9.12 of the Original Agreement provides that the Original Agreement may be amended by the parties hereto at any time prior to the Effective Time by action taken (a) with respect to THL and Parent, by or on behalf of their respective boards of directors, and (b) with respect to the Company, by the Company Board (upon recommendation of the Special Committee);

WHEREAS, the Special Committee has authorized, approved and recommended the execution and delivery of this Amendment by the Company, and the Company Board, acting upon the recommendation of the Special Committee, has authorized and approved the execution and delivery of this Amendment by the Company; and

WHEREAS, THL and the board of directors of Parent have approved the execution, delivery and performance by THL and Parent, respectively, of this Amendment.

NOW, THEREFORE, the parties hereto agree to amend the Original Agreement as follows:

1.              Definitions.

Unless otherwise specifically defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to them under the Original Agreement.

2.              Amendments to the Original Agreement.

Section 8.02(a) of the Original Agreement is hereby deleted and replaced in its entirety to read as follows:

“(a)                           the Merger has not been consummated by 11:59 pm, New York time on July 31, 2021 (the “Termination Date”); or”

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3.              Miscellaneous.

3.1                               No Further Amendment.

The parties hereto agree that all other provisions of the Original Agreement shall, subject to Section 2, continue unmodified, in full force and effect and constitute legal and binding obligations of the parties in accordance with their terms.  This Amendment forms an integral and inseparable part of the Original Agreement.

3.2                               Representations and Warranties of the Company.

The Company hereby represents and warrants to THL and Parent that:

(a)                                 The Company has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder.  The execution and delivery by the Company of this Amendment have been duly and validly authorized by the Company Board and the Special Committee and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Amendment.

(b)                                 This Amendment has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by THL and Parent, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

3.3                               Representations and Warranties of THL and Parent.

THL and Parent hereby, jointly and severally, represent and warrant to the Company that:

(a)                                 Each of THL and Parent has all necessary corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder.  The execution and delivery of this Amendment by THL and Parent have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of THL or Parent are necessary to authorize the execution and delivery of this Amendment.

(b)                                 This Amendment has been duly and validly executed and delivered by THL and Parent and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of THL and Parent, enforceable against each of THL and Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

3.4                               References.

Each reference to “this Agreement,” “hereof,” “herein,” “hereunder,” “hereby” and each other similar reference contained in the Original Agreement shall, from and after the execution of this Amendment, refer to the Original Agreement as amended by this Amendment.  Notwithstanding the foregoing, references to the date of the Original Agreement (as amended hereby) and references in the Original Agreement to “the date hereof,” “the date of this Agreement” and other similar references shall in all instances continue to refer to September 29, 2020.

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3.5                               Other Miscellaneous Terms.

The provisions of Article 9 (General Provisions) of the Original Agreement shall apply mutatis mutandis to this Amendment, and to the Original Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

THL A21 LIMITED

By	/s/ Huateng Ma
Name: Huateng Ma
Title: Director

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

TITANSUPERNOVA LIMITED

By	/s/ Hongda Xiao
Name: Hongda Xiao
Title: Director

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

SOGOU INC.

By	/s/ Bin Gao
Name: Bin Gao
Title: Chairman of the Special Committee

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

TENCENT MOBILITY LIMITED

By	/s/ Huateng Ma
Name: Huateng Ma
Title: Director

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]